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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Pegasus No. 1, LLC                                     Delaware
Pegasus GP, LLC                                        Delaware
Pegasus Business Intelligence, LP                      Delaware
Pegasus No. 2, LLC                                     Delaware
TravelWeb, LP                                          Delaware
Pegasus Solutions, Inc. (UK) Limited                   UK
Utell Limited                                          UK
Pegasus Solutions Companies                            Delaware
Pegasus Solutions Limited                              UK
Anasazi Travel Resources GmbH                          Germany
Anasazi Travel Resources K.K                           Japan
Anasazi Travel Resources Pte Ltd                       Singapore
Utell Mexico, S.A. de C.V.                             Mexico
Utell Pension Trustees Limited                         UK
Pegasus Solutions (Netherlands) B.V.                   Netherlands
Utell (Singapore) Pte Ltd                              Singapore
Pegasus Solutions Australia Pty Limited                Australia
Utell India Private Limited                            India
Utell International                                    UK
Pegasus Solutions (Chile) Limitada                     Chile
Utell International (Ireland) Limited                  Ireland
Utell International (Thailand) Ltd.                    Thailand
Utell International (U.K.) Limited                     UK
Utell International Columbia Ltda                      Columbia
Utell International Do Brasil Turismo Ltda             Brazil
Pegasus Solutions Korea Ltd.                           Korea
Utell (Italy) Srl                                      Italy